Exhibit 10.1

[English Translation for Reference Only]

Equity Agreement

of

Guizhou Sun Seven Stars Technology Trading Platform Limited

Between

Shanghai Blue World Investment Management Consulting Limited

and

Shanghai Pulse Consulting Company Limited

Dated March 31, 2017

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[English Translation for Reference Only]

Equity Agreement

of

Guizhou Sun Seven Stars Technology Trading Platform Limited

Transferor (Party A):
Shanghai Blue World Investment Management Consulting Limited

Address: Room 227, Building 4, No. 2118 Guanghua Road, Minhang District, Shanghai

Transferee (Party B):
Shanghai Pulse Consulting Company Limited

Address: Room B36, Floor 4, No. 477, 1st West Fute Road, Shanghai Free Trade Zone, China

Target Company:
Guizhou Sun Seven Stars Technology Trading Platform Limited

Address: No. 189 Zhonghuan Road, Baiyun District, Guiyang, Guizhou Province

Current share structure of the Target Company is as follows:

No.	Shareholder Name	Capital Contribution		Shareholding percentage (%)
1	Shanghai Blue World Investment Management Consulting Limited	RMB	5,000,000	5.88
2	Guizhou Province Sun Seven Stars Technology Limited	RMB	80,000,000	94.12
	Total	RMB	85,000,000	100

Whereas:

1.	Party A legally holds 5.88% shares in Guizhou Sun Seven Stars Technology Trading Platform Limited (hereinafter referred to as the ‘Target Company’). Party A intends to transfer such 5.88% shares, and the Target Company’s shareholders meeting has approved such transfer.
2.	Party B agrees to accept the 5.88% shares of the Target Company held by Party A. Meanwhile, the Target Company’s shareholders meeting has approved such transfer.

NOW, in consideration of the mutual covenants and friendly agreements, Party A and

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[English Translation for Reference Only]

Party B have reached the following agreement in respect to the share transfer:

Article I Share Transfer

1.	Party A agrees to transfer to Party B, and Party B agrees to accept, the 5.88% shares of the Target Company held by Party A.
2.	Party A agrees to sell, and Party B agrees to purchase, the shares, which includes all interests and rights relating to the shares. The aforesaid shares are not subject to any encumbrance, including without limitation to, liens, pledges and other claims by a third party.

Article II Share Transfer Price and Payment

1.	After negotiation among both parties, Party B agrees to purchase the 5.88% shares in the Target Company at RMB 5,000,000.

2.	Payment:

Considering the fact that Party A has paid up RMB 5,000,000 as contribution to the registered capital of the Target Company, corresponding to the 5.88% shares it holds, Party B shall, 3 days after such registration of share transfer at the local Administration for Industry and Commerce, pay RMB 5,000,000 for such transferred shares to Party A’s bank account.

Article III Representations and Warranties of Party A

1.	Party A represents and warrants that it is the sole owner of the shares transferred under Article 1 of this Agreement and has obtained the approval of the shareholders meeting of the Target Company.
2.	Party A undertakes to assist in the registration change at local Administration for Industry and Commerce within 10 business days upon signing of this Agreement.

Article IV Representations and Warranties of Party B

Party B undertakes to fulfill its obligations under Article II hereto.

Article V Confidentiality

1.	No Party shall disclose any business secrets or related information, or content of this Agreement or related documents for which it may have knowledge during performance of this Agreement to any third party without the written consent of both parties, except for any mandatory information disclosure required by law.
2.	These Confidentiality clauses are independent, and shall survive any amendment, cancellation or termination of this Agreement.

Article VI Dispute Resolution

Any dispute arising from or in connection with this Agreement shall be settled through friendly negotiation. In case of failure to settle the dispute via negotiation, any party may submit the case to the People’s court of competent jurisdiction.

Article VII Effectiveness and Miscellaneous

1.	This Agreement shall take into effect upon execution by both parties.

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[English Translation for Reference Only]

2.	Both parties shall resolve issues uncovered hereto during the performance. An amendment may be reached after consensus of both parties. Such amendment shall have the same validity as this Agreement.
3.	The execution, validity, interpretation, termination and dispute resolution of this Agreement shall be governed by the laws of the People's Republic of China.
4.	Both parties shall make the best efforts to cooperate with each other, as early as possible, to handle related approval procedures for the change of shareholders and corresponding registration change at local Administration for Industry and Commerce.
5.	This Agreement shall be made in four original copies; Party A, Party B, the local Administration and the Target Company shall hold one copy, respectively.

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Transferor (Party A): Shanghai Blue World Investment Management Consulting Limited

Legal representative / authorized representative:

Date: March 31, 2017

Transferee (Party B): Shanghai Pulse Consulting Company Limited

Legal representative / authorized representative:

Date: March 31, 2017

Executed in Guiyang City, China

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